UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2016

CASCADIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33882	26-0868560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2601 Fourth Avenue, Suite 500

Seattle, Washington 98121

(Address of principal executive offices, including zip code)

(206) 801-2100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 7, 2016, Cascadian Therapeutics, Inc. (the “Company”) announced that, following a recent meeting with the U.S. Food and Drug Administration and discussions with the Company’s external steering committee, it has amended the HER2CLIMB Phase 2 clinical trial of tucatinib (also known as ONT-380) by increasing the sample size so that, if successful, the trial could serve as a single pivotal study to support registration. This decision is supported by the most recent data from the Company’s ongoing Phase 1b study evaluating the same “triplet combination” therapy being investigated in the amended Phase 2 trial, which is tucatinib in combination with capecitabine and trastuzumab for patients with metastatic or locally advanced HER2-positive breast cancer, including patients with and without brain metastases.

Updated Phase 1b trial results for the triplet combination show that the combination continues to be well tolerated, with the updated median progression-free survival increasing to 7.8 months, an overall response rate of 61 percent and a median duration of response of 10 months.

A copy of the press release issued by the Company related to this announcement is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release issued by Cascadian Therapeutics, Inc. dated December 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASCADIAN THERAPEUTICS, INC.

By:	/s/ Julie Eastland
Julie Eastland
Chief Financial Officer

Date: December 7, 2016

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release issued by Cascadian Therapeutics, Inc. dated December 7, 2016.

4